UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

Report for Event: February 29, 1996

INDENET, INC.
(Exact name of registrant as specified in its charter)

Delaware               0-18034               68-0158367
(State of other          (Commission         (IRS Employer
jurisdiction of           File No.
Identification No.)
incorporation)

                1640 N. Gower Street, Los Angeles, CA 90028
          (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (213)
466-6388

Not applicable
 (Former name and address)




Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     Not applicable.

Item 3.  Bankruptcy or Receivership

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable

Item 5.  Other Events.

     On February 29, 1996, the Company completed a Regulation D private placement of 224,795 of its common stock for $1,000,000 and a Convertible Note ("the Note") for $3,000,000 to a single accredited institutional investor. The Note accrues interest at a rate of 7% annually, payable quarterly in cash or the Company's common stock at the Company's option and has a term of two (2) years. The principal amount of the Note, together with interest is convertible in one-hundred-eighty (180) days at 82% of the average closing bid price for the five (5) days immediately preceding the conversion date. The Company shall have the right to convert all or part of the promissory note any time after six
(6) months from closing date. The Note is redeemable in whole or in part anytime after 90 days from closing in an amount equal to 122% of the principal balance of the Note. The Company has agreed to file a Form S-3 registration statement to register the common shares which were issued and common shares underlying the Note.

Item 6.  Resignations of Registrant's Directors.

     Not applicable

Item 7.  Financial Statements and Exhibits.

     2.a. Registration Rights Agreement
     2.b. Note Purchase Agreement

Item 8.  Change in Fiscal Year.

     Not applicable.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  INDENET, INC.

Date:   March 15, 1996                   /s/ Lewis K. Eisaguirre
                                           Lewis K. Eisaguirre
                                        Its: Chief Financial
Officer and Secretary